Exhibit 99.7

EXECUTION VERSION

GENERAL GROWTH PROPERTIES, INC.

6% Promissory Note

Date of Issue: November 9, 2010 (the “Issue Date”)

FOR VALUE RECEIVED, General Growth Properties, Inc., a Delaware corporation (“Maker”), hereby unconditionally promises to pay to PSRH, Inc. (“Holder”), a Cayman Islands corporation and a wholly-owned subsidiary of Pershing Square International, Ltd., a Cayman Islands exempted company, the sum of three hundred and fifty million U.S. Dollars ($350,000,000) (the “Principal Amount”), together with interest thereon as set forth in this Note.  This Note is a “Bridge Note” issued pursuant to the Amended And Restated Stock Purchase Agreement, effective as of March 31, 2010 (the “Agreement”), by and between General Growth Properties, Inc. and Pershing Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (collectively, the “Purchasers”).

1.               Maturity.  The outstanding Principal Amount under this Note and accrued but unpaid interest thereon shall be due and payable on the first Business Day occurring at least 211 days after the Issue Date set forth above (the “Maturity Date”).  As used in this Note, “Business Day” means any day other than (a) a Saturday, (b) a Sunday, or (c) any day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

2.               Interest.  Interest on the outstanding Principal Amount shall accrue at the rate of six percent (6%) (the “Note Interest Rate”) per annum from (but excluding) the Issue Date through (and including) the date of payment (computed on the basis of a 360 day year and applied to the actual number of days elapsed, compounding quarterly in arrears on the last day of each March, June, September and December during which this Note is outstanding, commencing on December 31, 2010).  Interest shall be payable only upon payment or prepayment of the Principal Amount.  If the outstanding Principal Amount under this Note and accrued but unpaid interest thereon shall not have been paid prior to 10:00 p.m. New York City time on the Maturity Date, then commencing with the day following the Maturity Date interest on the outstanding Principal Amount under this Note and the accrued but unpaid interest thereon shall accrue at a default rate per annum equal to the Note Interest Rate plus two percent (2%) computed on the basis of a 360 day year and applied to the actual number of days elapsed after the Maturity Date during which this Note is outstanding.

3.               Prepayment.  The unpaid principal and interest of this Note may be prepaid in whole or in part without premium or penalty at any time; provided that any partial prepayment is in an amount equal to at least $10,000,000.

4.               Default.  An event of default shall exist if any one or more of the following events (an “Event of Default”) shall occur:  (a) Maker shall fail to pay when due on the Maturity Date the outstanding Principal Amount and accrued but unpaid interest thereon; (b) Maker shall fail to comply with the provisions of Section 8 below; or (c) (i) commencement of a case or proceeding by or against, or the entry of an order for relief with respect to, one or more of the Company and its consolidated subsidiaries (together holding a substantial part of the Company’s property and assets on a consolidated basis) by a court of competent jurisdiction under title 11 of the United States Code or other applicable bankruptcy or insolvency law, (ii) the entry of any order in furtherance of the winding up or liquidation of the affairs of one or more of the Company and such consolidated subsidiaries or (iii) the appointment of a receiver, liquidator, insolvency trustee or similar official under any applicable bankruptcy or insolvency law with respect to any substantial part of the Company’s consolidated property or assets; provided, however, that, in the case of any case or proceeding instituted against Maker (without Maker’s consent or support) either such case or proceeding shall remain undismissed or unstayed for a period of 45 days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.  If any Event of Default described in this Section occurs, then the outstanding Principal Amount and accrued but unpaid interest thereon shall immediately become due and payable without notice by any party.

5.               Treatment.   Maker and Holder intend to enter into a debtor-creditor relationship and the Note is intended to document such relationship.  Each of Maker and Holder agrees to treat this Note and the underlying loan related thereto as debt for U.S. federal income tax purposes and shall not take any positions or actions contrary thereto.

6.               Power and Authority; Validity.  Maker has all necessary legal power and ability to execute, deliver and perform on this Note.  This Note has been duly executed and delivered by Maker and constitutes a legal, valid, and binding obligation of Maker, enforceable against Maker in accordance with its terms.

7.               Waiver.  Maker hereby waives diligence, presentment, protest and demand, notice of protest, notice of dishonor, notice of nonpayment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.  Maker agrees that this Note is an instrument for the payment of money only and the Holder may bring a motion for summary judgment in lieu of complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules for payment of any amounts owing hereunder.  Maker further waives, to the fullest extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note.

8.               Amendment.  This Note cannot be changed, modified, amended or terminated and no provisions hereof may be waived without the express, written consent of Holder, which it may grant or withhold in its sole discretion.

9.               Successorship.

(a)           Maker covenants and agrees that it shall not, and shall not permit any consolidated subsidiary to, directly or indirectly (including by means of any merger or consolidation) convey, sell, transfer or otherwise dispose of all or substantially all of the Company’s consolidated assets, property or business, whether now owned or hereafter acquired, except to a successor entity that also assumes in a written instrument reasonably acceptable to Holder all of Maker’s obligations hereunder.

(b)           This Note shall inure to the benefit of Holder and its successors and permitted assigns and shall be binding upon Maker, and its successors and permitted assigns.

10.         Expenses.  All of the Holder’s costs and expenses of enforcing its rights hereunder, including any costs of collection, addressing any requests of Maker for amendments or waivers and any reasonable attorney’s fees in connection therewith, shall be paid by Maker as promptly as practicable following demand.

11.         Assignment.  (a) (a) Other than as set forth in Section 9(a) of this Agreement, Maker may not assign or otherwise transfer this Note or any of the rights or obligations hereunder without Holder’s specific prior written consent and (b) at all times when no Event of Default has occurred, this Note may not be assigned or otherwise transferred by Holder without Maker’s specific prior written consent (not to be unreasonably withheld, conditioned or delayed), and, in each case, any purported assignment or other transfer in violation of the foregoing shall be null and void.  For the avoidance of doubt, Maker shall in no event be obligated to register this Note under any securities laws.

12.         Notices.  All notices and other communications under this Note shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as provided in Section 13.1 of the Agreement.

13.         Severability.  If any provision of this Note shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Note shall not be affected thereby.

14.         Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York.  Each holder of this Note irrevocably submits to the jurisdiction of, and venue in, the United States Bankruptcy Court for the Southern District of New York and waives any objection based on forum non conveniens.

[Signature Page follows]

IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized officer on the Issue Date set forth above.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Linda J. Wight
Name:	Linda J. Wight
Title:	Vice President and Assistant Secretary

[Signature Page to PSRH — GGP Bridge Note]